EXHIBIT 6


                               CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                                  JUNE 30, 1997




                                                      ALLOWED
                                                      RETURN


          CPL
             -  RETAIL                                 11.750%
             -  WHOLESALE                              12.390%

          PSO
             -  RETAIL                                 11.000%
             -  WHOLESALE                              12.390%

          SWEPCO
             - ARKANSAS                                14.600%
             - LOUISIANA                               14.500%
             - TEXAS                                   15.700%
             - WHOLESALE                               12.390%

          WTU
             - RETAIL                                  11.375%
             - WHOLESALE                               12.390%